Merrill Lynch

TM Century Inc.
2002 Academy
Dallas, TX 75234-9220

Attention: Mrs. Jeanette Williams

Merrill Lynch
Business Financial Services Inc.
33 West Monroe Street
22rid Floor
Chicago, Illinois 60603
312 269 4447
FAX 312 845 9093

Joseph E. Powaga Credit Analyst

March 3, 1997

Re: WORKING CAPITAL MANAGEMENT ACCOUNT ("WCMA") No. 586-07R66

Gentlemen:

It is our pleasure to inform you that we have approved an extension of your WCMA Line of Credit.

As extended, the new Maturity Date for your WCMA Line of Credit will be February 28, 1998, with all other terms and conditions of our agreements remaining unchanged.

In connection with this extension, a $1,500.00 fee will be charged to your WCMA Account.

With so many institutions offering financial services today, we realize that you have a choice and we thank you for choosing
Merrill Lynch. You are a very important client to us and we hope that the WCMA Line of Credit has provided better control of your working capital and helped enhance your company's bottom line.
In addition to the WCMA Line of Credit, Merrill Lynch offers a broad range of products and services to our business clients including:

Term Financing: Equipment Purchases, Fixed Asset Acquisitions and
ESOP Financing;

Business Advisory Services: Business Valuations, Private Placements, ESOP Advisory, Acquisition Advisory and Sale of Business;

Business Investment Services: Strategies for Short-term and
Intermediate-term investments; and

Business Financial Planner: Comprehensive business profile for future management and financial strategy.

Again, we are pleased to provide you with an extension of your WCMA Line of Credit and would enjoy discussing additional basins services with you in greater detail. If you have any questions, please contact Ron Abigail at (214) 750-2102 or the undersigned who is your account representative in Chicago at (312) 2694447.

Sincerely,

Joseph Powaga

Credit Analyst

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cc     Hank O'Neil - MLPF&S - Dallas, TX
Ron Abigail - MLBFS - Dallas, TX